FOR IMMEDIATE RELEASE
McCormick & Company on its Possible Offer for Premier Foods plc

SPARKS, Md., March 30, 2016 - McCormick & Company, Incorporated (NYSE: MKC) (“McCormick”), a global leader in flavor, notes the recent announcements by Premier Foods plc (“Premier Foods” or the “Company”).

McCormick announces that it is today making a further revised proposal to the Board of Premier Foods of 65 pence in cash per Premier Foods share (the “Revised Offer”) on the basis of prompt and full engagement from Premier Foods. The Revised Offer is subject to the same limited confirmatory due diligence set out in McCormick’s announcement of March 24, 2016, which comprises only: a review of material pensions documentation, and current trading and material contracts. McCormick believes that its offer is highly deliverable due to its limited pre-conditions.

McCormick calls on the Board of Premier Foods to now engage fully with McCormick to agree to a recommended offer, which will offer all shareholders the opportunity of a cash exit at a full valuation of the Company.

McCormick's revised proposal of 65 pence per Premier Foods share values Premier Foods at an Enterprise Value of approximately £1.5 billion and represents a 106 percent premium to the pre-announcement Premier Foods share price of 31.5 pence and an implied exit multiple of 10.6x pro forma 2015 EBITDA.

McCormick believes that this Revised Offer should be well received by Premier Foods' shareholders, employees, pensioners, creditors, and other stakeholders. McCormick continues to believe that, with its 127 year heritage, it would be an outstanding custodian for the Premier Foods brands, and, with the strength of its balance sheet, can provide benefits for Premier Foods, its pensioners, creditors and other stakeholders, which Premier Foods' current capital structure cannot deliver with or without the proposed co-operation with Nissin Foods.

Code considerations

In accordance with Rule 2.6(a) of the Code, McCormick is required, by not later than 5:00 p.m. on April 20, 2016, to either announce a firm intention to make an offer for Premier Foods in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Panel in accordance with Rule 2.6(c) of the Code.

Pursuant to Rule 2.5 of the Code, McCormick reserves the right to: (i) vary the form and/or mix of the consideration; and (ii) amend the terms of the Revised Offer (including making the offer at a lower value) (a) with the recommendation or consent of the Board of Premier Foods, (b) if Premier Foods announces, declares or pays any dividend or any other distribution to shareholders, in which case McCormick reserves the right to make an equivalent reduction in its offer price, (c) if a third party announces a firm intention to make an offer for Premier Foods at a lower price than the Revised Offer, or (d) following the announcement by Premier Foods of a whitewash transaction pursuant to the Code; and (iii) waive any pre-condition to the making of an offer.

There is no certainty that a firm offer will be made even if the pre-conditions referred to above are satisfied or waived and a further announcement will be made in due course.

For information contact:
McCormick Investor Relations
Joyce Brooks (410-771-7244 or joyce_brooks@mccormick.com)

McCormick Corporate Communications
Lori Robinson (410-527-6004 or lori_robinson@mccormick.com)

Goldman Sachs
Will Bousquette (+1-212-902-1000)
Mark Sorrell (+44-20-7774-1000)

Rothschild
Akeel Sachak (+44-20-7280-5000)
Lauren Cowan (+44-20-7280-5000)

Bell Pottinger
Gavin Davis (+44-7910-104-660)
Liz Morley (+44-7990-003-314)
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4.3 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.

For more information, visit www.mccormickcorporation.com.

Important notices
This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.
The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.
Goldman Sachs International, which is authorized by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority is acting as financial adviser exclusively for McCormick and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than McCormick for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to any matter referred to herein.
N M Rothschild & Sons Limited, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for McCormick and for no one else in connection with the subject matter of this announcement and will not be responsible to anyone other than McCormick for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this announcement.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3:30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Sources and bases

•	The stated share prices of Premier Foods are based on the closing middle-market price provided by Bloomberg.

•	The pre-announcement price per Premier Foods share is taken as at March 22, 2016.

•	The pro forma EBITDA of £144.9m for the 52 weeks ended April 4, 2015 has been sourced from Premier Food’s 2015 annual report.

•
The net debt of £585.3m and the post-tax future cash flows of the agreed pension deficit contribution payment schedule of £390m were sourced from Premier Foods interim results published on 10 November 2015.

•	The equity value of the Revised Offer assumes 826,567,063 Premier Foods shares in issue and the dilutive impact of a further 42,826,802 Premier Foods shares.

Publication on website

A copy of this announcement will be made available at www.mccormickcorporation.com no later than 12:00 noon (London time) on March 31, 2016 (being the business day following the date of this announcement) in accordance with Rule 26.1(a) of the Code. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

# # #
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE.